- 1 - 1096647783\5\AMERICAS FOX FACTORY HOLDING CORP. AMENDED AND RESTATED CLAWBACK POLICY Effective Date: October 2, 2023 1. Purpose. This Clawback Policy (this “Policy”) has been adopted by the Board of Directors (the “Board”) of Fox Factory Holding Corp. (the “Company”) to provide for the recovery of certain erroneously awarded Incentive Compensation (defined below) in the event the Company is required to prepare an Accounting Restatement (defined below). This Policy amends and restates, and replaces in its entirety, the Policy Regarding Recoupment of Incentive Compensation Upon Restatement or Misstatement of Financial Results, or as Required by Law, dated July 21, 2013. This Policy is intended to comply with, and shall be interpreted in accordance with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Exchange Act Rule 10D-1, and Nasdaq Stock Market Listing Rule 5608 (“Rule 5608”). 2. Definitions. For purposes of this Policy, the following terms shall have the meanings set forth below: a. “Accounting Restatement” shall mean an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. b. “Erroneously Awarded Compensation” shall mean the amount of Incentive Compensation Received by an Executive Officer during a Recovery Period that exceeds the amount of Incentive Compensation the Executive Officer otherwise would have Received had such Incentive Compensation been determined based on the restated amounts. For Incentive Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount of Erroneously Awarded Compensation must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which such Incentive Compensation was Received. The amount of Erroneously Awarded Compensation shall be computed without regard to any taxes paid. c. “Executive Officer” shall mean a current or former executive officer, within the meaning of and as determined by the Board in accordance with Section 10D of the Exchange Act, Exchange Act Rule 10D-1, and Rule 5608. For purposes of this Policy, Executive Officers consist of the Company’s current and former Section 16 officers. d. “Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial

- 2 - Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the SEC. e. “Incentive Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. f. Incentive Compensation shall be deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period. g. “Recovery Period” shall mean (1) the three completed fiscal years of the Company immediately preceding the Restatement Date and (2) any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years that is within the scope of the recovery period described in Rule 5608. h. “Restatement Date” shall mean the date the Company is required to prepare an Accounting Restatement. Such date shall be the earlier of (1) the date the Board, a committee of the Board, or the officer(s) of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (2) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. i. “SEC” shall mean the U.S. Securities and Exchange Commission. 3. Recovery of Erroneously Awarded Compensation. a. In the event the Company is required to prepare an Accounting Restatement, the Board shall review all Incentive Compensation Received by any Executive Officer during the applicable Recovery Period to determine if any Erroneously Awarded Compensation has been Received, and the Company shall recover, reasonably promptly, any Erroneously Awarded Compensation. b. The Company may affect the recovery by requiring repayment, reimbursement or return of Incentive Compensation previously paid, seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards, cancelling outstanding vested or unvested awards, cancelling or offsetting the recouped amount from any compensation otherwise owed by the Company to the Executive Officer or from any future compensation, and/or any other means or combination of means or remedial or recovery action permitted by law as determined by the Board in its sole discretion. c. Except as set forth in Section 4, in no event may the Company seek to recover an amount that is less than the Erroneously Awarded Compensation owed by an Executive Officer. d. This Policy applies to all Incentive Compensation Received by a person (1) after beginning service as an Executive Officer; (2) who served as an Executive Officer at any time during the performance period for that Incentive Compensation; (3) while the Company has a class of securities listed on a national securities exchange or a national securities association;

- 3 - and (4) during the Recovery Period. For the avoidance of doubt, this Policy shall apply to all such Executive Officers who Received Erroneously Awarded Compensation during the applicable Recovery Period, regardless of whether any misconduct occurred or an Executive Officer was responsible for the preparation of the Company’s financial statements. Further, the Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when restated financial statements are filed. 4. Exceptions to Recovery of Erroneously Awarded Compensation. The Company shall recover Erroneously Awarded Compensation in accordance with this Policy unless the conditions set forth in Exchange Act Rule 10D-1 and Rule 5608 are met, and the Compensation Committee, or in the absence of an independent compensation committee, a majority of the independent directors serving on the Board, has made a determination that recovery would be impracticable in accordance with Exchange Act Rule 10D-1 and Rule 5608. 5. Records. The Company shall maintain documentation relating to the Board’s review process, including any computation of the restated amounts or the Erroneously Awarded Compensation. Further, if the amount of Erroneously Awarded Compensation is determined pursuant to the second sentence of Section 2(b), the Company shall maintain documentation of any estimated Erroneously Awarded Compensation, and provide such documentation to Nasdaq. 6. Indemnification Prohibition. Under no circumstances shall the Company indemnify any Executive Officer against, or provide insurance coverage for, the loss of any Erroneously Awarded Compensation. Further, the Company shall not enter into any agreement that exempts any Incentive Compensation from the application of this Policy or that waives the Company’s right to recover any Erroneously Awarded Compensation. This Policy shall supersede any such agreement (whether entered into before, on, or after the Effective Date). 7. Administration. This Policy shall be administered, interpreted and enforced by the Board. The Board has full power and authority to interpret and construe this Policy and to make all determinations that it deems necessary, appropriate or advisable for the administration of this Policy, subject to and unless otherwise provided in this Policy or in Exchange Act Rule 10D-1 or Rule 5608. Any determinations made by the Board in good faith pursuant to this Policy or otherwise made in accordance with this Policy, Section 10D of the Exchange Act, Exchange Act Rule 10D- 1, and Rule 5608 shall be final and binding on all affected individuals. 8. Other Agreements; Other Recoupment Rights. The Board may require that any employment agreement, award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require an Executive Officer to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company under applicable law or pursuant to the terms of any similar additional policy adopted by the Company to supplement this Policy; any similar policy or provision in any employment agreement, award terms, award agreement, or similar agreement; any compensation, incentive, or severance plan or policy; and any other remedies at law or in equity available to the Company. 9. Effective Date. This Policy shall be effective as of October 2, 2023 (the “Effective Date”). The terms of this Policy shall apply to any Incentive Compensation that is Received by Executive Officers on or after the Effective Date, even if such Incentive Compensation was approved, awarded, granted, or paid to Executive Officers prior to the Effective Date.

- 4 - 10. Severability. If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision shall be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. 11. Successors. This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, heirs, executors, administrators, or other legal representatives. 12. Amendment; Termination. The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary, including when it determines that it is legally required by, or to comply with, any federal securities laws, regulations adopted by the SEC, or any rules or standards adopted by a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time. Notwithstanding anything contrary herein, no amendment or termination of this Policy shall be effective if such amendment or termination would cause the Company to violate any federal securities laws, SEC rules, or rules of any national securities exchange on which the Company’s securities are listed.